UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2021

Adagio Therapeutics, Inc.

(Exact name of registrant as specified in its Charter)

Delaware	001-40703	85-1403134
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Trapelo Road, Suite 178 Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 819-0080

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	ADGI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2021, the board of directors (the “Board”) of Adagio Therapeutics, Inc. (the “Company”) appointed Ms. Ellen Marram and Dr. Redonda Miller to serve as directors of the Company. Ms. Marram will serve as a Class I director whose term will expire at the 2022 annual meeting of stockholders, and Dr. Miller will serve as a Class II director whose term will expire at the 2023 annual meeting of stockholders. The Board also appointed Ms. Marram to serve as a member of the Nominating and Corporate Governance Committee of the Board and Dr. Miller to serve as a member of the Compensation Committee of the Board. There is no arrangement or understanding between either Ms. Marram or Dr. Miller and any other person pursuant to which she was selected as a director of the Company, and there is no family relationship between either Ms. Marram or Dr. Miller and any of the Company’s other directors or executive officers. The Company is not aware of any transaction involving Ms. Marram or Dr. Miller requiring disclosure under Item 404(a) of Regulation S-K. Additional information about Ms. Marram and Dr. Miller is set forth below.

Ellen Marram, M.B.A. currently serves as the President of The Barnegat Group LLC since 2006. Ms. Marram previously served as the Managing Director of North Castle Partners, LLC from 2000 through 2005, President and Chief Executive Officer of Tropicana Beverage Group from 1997 through 1998, Group President of Tropicana Beverage Group from 1993 through 1997, and President and Chief Executive Officer of the Nabisco Biscuit Company from 1988 through 1993. Ms. Marram served as a director of Ford Motor Company from 1988 to May 2019, a director of Eli Lilly and Company from 2002 to May 2019 and a director of The New York Times Company from 1998 to April 2017. Ms. Marram received a M.B.A. from Harvard Business School and a B.A. from Wellesley College. We believe Ms. Marram is qualified to serve as a member of our board of directors because of her extensive management experience and marketing expertise in managing well-known consumer brands and experience in advising companies across a variety of industries, including pharmaceutical companies.

Redonda Miller, M.D., M.B.A. currently serves as the president of The Johns Hopkins Hospital since July 2016 and as an associate professor in the Department of Medicine at The Johns Hopkins University since May 2006. Dr. Miller received a M.D. from The Johns Hopkins University School of Medicine, a M.B.A. from The Johns Hopkins University and a B.S. from The Ohio State University. We believe Dr. Miller is qualified to serve as a member of our board of directors because of her expertise in medicine and health care administration.

Ms. Marram and Dr. Miller will receive the Company’s standard compensation for non-employee directors in accordance with the Company’s Non-Employee Director Compensation Policy, as described in the Company’s prospectus filed pursuant to Rule 424(b) under the Securities Act with the Securities and Exchange Commission on August 6, 2021. Each of Ms. Marram and Dr. Miller has also executed the Company’s standard form of indemnification agreement.

Item 7.01	Regulation FD Disclosure.

On November 22, 2021, the Company issued a press release announcing the appointment of Ms. Marram and Dr. Miller to the Board, and Ms. Jill Andersen as the Company’s chief legal officer. A copy of this press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K (this “Current Report”). The information contained in the press release furnished as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

  (d)    Exhibits

Exhibit No.	Description

99.1	Press release, dated November 22, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adagio Therapeutics, Inc.

Dated: November 22, 2021	By:	/s/ Jane Pritchett Henderson
Jane Pritchett Henderson
Chief Financial Officer